Exhibit 21.1

SUBSIDIARIES
Pharmacyclics Cayman Ltd.                                                                                               Cayman Islands

Pharmacyclics Switzerland GmbH                                                                                     Switzerland

Pharmacyclics (Europe) Ltd.                                                                                              Ireland